Exhibit (g)(viii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                                                                    SCHEDULE A
                                 State Street
                            Global Custody Network
                                Subcustodians

Country                                         Subcustodian

Argentina                                 Citibank, N.A.

Australia                                 Westpac Banking Corporation

Austria                                   Erste Bank der Osterreichischen
                                          Sparkassen AG

Bahrain                                   HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Bangladesh                                Standard Chartered Bank

Belgium                                   Fortis Bank nv-sa

Bermuda                                   The Bank of Bermuda Limited

Bolivia                                   Citibank, N.A.

Botswana                                  Barclays Bank of Botswana Limited

Brazil                                    Citibank, N.A.

Bulgaria                                  ING Bank N.V.

Canada                                    State Street Trust Company Canada

Chile                                     Citibank, N.A.

People's Republic                         The Hongkong and Shanghai
of China                                  Banking Corporation Limited,
                                          Shanghai and Shenzhen branches

Colombia                                  Cititrust Colombia S.A.
                                          Sociedad Fiduciaria

Costa Rica                                Banco BCT S.A.

Croatia                                   Privredna Bana Zagreb d.d

Cyprus                                    The Cyprus Popular Bank Ltd.

Czech Republic                            Eeskoslovenska Obchodni
                                          Banka, A.S.

Denmark                                   Den Danske Bank

                                                                    SCHEDULE A
                                 State Street
                            Global Custody Network
                                Subcustodians

Country                                         Subcustodian

Ecuador                                   Citibank, N.A.

Egypt                                     Egyptian British Bank S.A.E.
                                          (as delegate of The Hongkong
                                          and Shanghai Banking Corporation
                                          Limited)

Estonia                                   Hansabank

Finland                                   Merita Bank Plc.

France                                    BNP Paribas, S.A.

Germany                                   Dresdner Bank AG

Ghana                                     Barclays Bank of Ghana Limited

Greece                                    National Bank of Greece S.A.

Hong Kong                                 Standard Chartered Bank

Hungary                                   Citibank Rt.

Iceland                                   Iceland Ltd.

India                                     Deutsche Bank AG

                                          The Hongkong and Shanghai
                                          Banking Corporation Limited

Indonesia                                 Standard Chartered Bank

Ireland                                   Bank of Ireland

Israel                                    Bank Hapoalim B.M.

Italy                                     BNP Paribas, Italian Branch

Ivory Coast                               Societe Generale de Banques
                                          en Cote d'Ivoire

Jamaica                                   Scotiabank Jamaica Trust and
Merchant
                                          Bank Ltd.


                                                                    SCHEDULE A
                                 State Street
                            Global Custody Network
                                Subcustodians

Country                                         Subcustodian

Japan                                     The Fuji Bank, Limited

                                          The Sumitomo Bank, Limited

Jordan                                    HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Kazakhstan                                HSBC Bank Kazakstan

Kenya                                     Barclays Bank of Kenya Limited

Republic of Korea                         The Hongkong and Shanghai Banking
                                          Corporation Limited

Latvia                                    A/s Hansabanka

Lebanon                                   HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Lithuania                                 Vilniaus Bankas AB

Malaysia                                  Standard Chartered Bank
                                          Malaysia Berhad

Mauritius                                 The Hongkong and Shanghai
                                          Banking Corporation Limited

Mexico                                    Citibank Mexico, S.A.

Morocco                                   Banque Commerciale du Maroc

Namibia                                   Standard Bank Namibia Limited

Netherlands                               Fortis Bank (Nederland) N.V.

New Zealand                               ANZ Banking Group
                                          (New Zealand) Limited

Nigeria                                   Stanbic Merchant Bank Nigeria
Limited

Norway                                    Christiania Bak og
                                          Kreditkasse ASA

Oman                                      HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Pakistan                                  Deutsche Bank AG

                                                                    SCHEDULE A
                                 State Street
                            Global Custody Network
                                Subcustodians

Country                                         Subcustodian

Palestine                                 HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Panama                                    BankBoston, N.A.

Peru                                      Citibank, N.A.

Philippines                               Standard Chartered Bank

Poland                                    Citibank (Poland) S.A.

Portugal                                  Banco Comercial Portugues

Qatar                                     HSBC Bank Middle East
                                          (as delegate of The Hongkong and
                                          Shanghai Banking Corporation
Limited)

Romania                                   ING Bank N.V.

Russia                                    Credit Suisse First Boston AO -
Moscow
                                          (as delegate of Credit Suisse
                                          First Boston - Zurich)

Singapore                                 The Development Bank
                                          of Singapore Limited

Slovak Republic                           Eeskoslovenska Obchodni Banka, A.S.

Slovenia                                  Bank Austria Creditanstalt d.d. -
Ljubljana

South Africa                              Standard Bank of South Africa
Limited

Spain                                     Banco Santander Central Hispano S.A.

Sri Lanka                                 The Hongkong and Shanghai
                                          Banking Corporation Limited

Swaziland                                 Standard Bank Swaziland Limited

Sweden                                    Skandinaviska Enskilda Banken

Switzerland                               UBS AG

Taiwan - R.O.C.                           Central Trust of China

                                                                    SCHEDULE A
                                 State Street
                            Global Custody Network
                                Subcustodians

Country     Subcustodian

Thailand                                  Standard Chartered Bank

Trinidad & Tobago                         Republic Bank Limited

Tunisia                                   Banque Internationale Arebe de
Tunisie

Turkey                                    Citibank, N.A.

Ukraine                                   ING Bank Ukraine

United Kingdom                            State Street Bank and Trust Company,
                                          London Branch

Uruguay                                   BankBoston, N.A.

Venezuela                                 Citibank, N.A.

Vietnam                                   The Hongkong and Shanghai
                                          Banking Corporation Limited

Zambia                                    Barclays Bank of Zambia Limited

Zimbabwe                                  Barclays Bank of Zimbabwe Limited

                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                         Depositories

Argentina                           Caja de Valores S.A.

Australia                           Austraclear Limited

                                    Reserve Bank Information and
                                    Transfer System

Austria                             Oesterreichische Kontrollbank AG
                                    (Wertpapiersammelbank Division)

Belgium                             Caisse Interprofessionnelle de Depots et
                                    De Virements de Titres, S.A.

                                    Banque Nationalae de Belgique

Brazil                              Companhia Brasileira de Liquidacao e
                                    Custodia

Bulgaria                            Central Depository AD

                                    Bulgarian National Bank

Canada                              Canadian Depository for Securities Limited

Chile                               Deposito Central de Valores S.A.

People's Republic                   Shanghai Securities Central Clearing &
of China                            Registration Corporaiton

                                    Shenzhen Securities Central Clearing Co.,
Ltd.

Colombia                            Deposito Centralizado de Valores

Costa Rica                          Central de Valores S.A.

Croatia                             Ministry of Finance

                                    National Bank of Coratia

                                    Sredisnja Depozitarna Agencija d.d.

Czech Republic                      Stredisko cennych papiru

                                    Czech National Bank


                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                         Depositories

Denmark                             Vaerdipapircentralen (Danish
                                    Securities Center)

Egypt                               Misr for Clearing, Settlement,
                                    and Depository

Estonia                             Eesti Vaartpaberite Keskdepositoorium

Finland                             Finnish Central Securities
                                    Depository

France                              Societe Interprofessionnelle pour la
Compensation
                                    Des Valeurs Mobilieres

Germany                             Clearstream Banking AG, Frankfurt

Greece                              Bank of Greece,
                                    System for Monitoring Transactions in
                                    Securities in Book-Entry Form

                                    Apothetirion Titlon AE - Central
Securities Depository

Hong Kong                           Central Clearing and Settlement System

                                    Central Moneymarkets unit

Hungary                             Kozponti Elszamolohaz es Ertektar
                                    (Budapest) Rt. (KELER)

India                               National Securities Depository Limited

                                    Central Depository Services India Limited

                                    Reserve Bank of India

Indonesia                           Bank Indonesia

                                    PT Kustodian Sentral Efek Indonesia

Ireland                             Central Bank of Ireland
                                    Securities Settlement Office

Israel                              Tel Aviv Stock Exchange Clearing
                                    House Ltd. (TASE Clearinghouse)

                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country     Depositories

Italy                               Monte Titoli S.p.A.

                                    Banca d'Italia

Ivory Coast                         Depositaire Central - Banque de Reglement

Jamaica                             Jamaica Central Securities Depository

Japan                               Japan Securities Depository Center
(JASDEC)
                                    Bank of Japan Net System

Kazakstan                           Central Depository of Securities

Kenya                               Central Bank of Kenya

Republic of Korea                   Korea Securities Depository

Latvia                              Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                    Banque du Liban

Lithuania                           Central Securities Depository of Lithuania

Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                    Bank Negara Malaysis,
                                    Scripless Securities Trading and
Safekeeping
                                    System

Mauritius                           Central Depository and Settlement Co. Ltd.

                                    Bank of Mauritius

Mexico                              S.D. INDEVAL
                                    (Instituto para el Deposito de Valores)

Morocco                             Maroclear

Netherlands                         Nederlands Centraal Instituut voor
                                    Giraal Effectenverkeer V.B. (NECIGEF)

New Zealand                         New Zealand Central Securities
                                    Depository Limited

                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                         Depositories

Nigeria                             Central Securities Clearing System Ltd.

Norway                              Verdipapirsentralen (Norwegian Central
                                    Securities Depository)

Oman                                Muscat Depository & Securities
                                    Registration Company, SAOC

Pakistan                            Central Depository Company of Pakistan
Limited

                                    State Bank of Pakistan

Palestine                           Clearing Depository and Settlement, a
department
                                    of the Palestine Stock Exchange

Peru                                Caja de Valores y Liquidaciones,
Institucion de
                                    Compensacion y Liquidacion de Valores S.A.

Philippines                         Philippine Central Depository, Inc.

                                    Registry of Scripless Securities
                                    (ROSS) of the Bureau of Treasury

Poland                              National Depository of Securities
                                    (Krajowy Depozyt Papierow Wartooeciowych
SA)

                                    Central Treasury Bills Registrar

Portugal                            Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a Department of the Doha Securities Market

Romania                             National Securities Clearing, Settlement
and
                                    Depository Company

                                    Bucharest Stock Exchange Registry Division

                                    National Bank of Romania

Singapore                           Central Depository (Pte) Limited

                                    Monetary Authority of Singapore

Slovak Republic                     Stredisky cynnych papierov

                                    National Bank of Slovakia

                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                         Depositories

Slovenia                            Klirinsko Depotna Druzba d.d.

South Africa                        Central Depository Limited

                                    Share Transactions Totally Electronic
                                    (STRATE) Ltd.

Spain                               Servicio de Compensacion y
                                    Liquidaciode Valores, S.A.

                                    Banco de Espana,
                                    Central de Anotaciones en Cuenta

Sri Lanka                           Central Depository System
                                    (Pvt) Limited

Sweden                              Vardepapperscentralen VPC AB
                                    (Swedish Central Securities Depository)

SwitZerland                         SegaIntersettle AG (SIS)

Taiwan - R.O.C.                     Taiwan Securities Central
                                    Depository Co., Ltd.

Thailand                            Thailand Securities Depository
                                    Company Limited

Tunisia                             Societe Tunisienne Interprofessionelle
pour la
                                    Compensation et de Depots des
                                    Valeurs Mobilieres

Turkey                              Takas ve Saklama Bankasi A.(a).
                                    (TAKASBANK)

                                    Central Bank of Turkey

Ukraine                             National Bank of Ukraine

United Kingdom                      Central Gilts Office and
                                    Central Moneymarkets Office

Venezuela                           Banco Central de Venezuela

Zambia                              LuSE Central Shares Depository Limited

                                    Bank of Zambia

                                                                    SCHEDULE B
                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                  DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                                         Depositories

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of Information     Brief Description
(Frequency)


The Guide To Custody in World Markets     An overview of safekeeping and
settlement practices and
(annually)                    procedures in each market in which State Street
                              Bank and Trust Company offers custodial
                              services.

Global Custody Network Review       Information relating to the operating
-----------------------------
history and structure of
(annually)                    depositories and subcustodians located in the
                              markets in which State Street Bank and Trust
                              Company offers custodial services, including transnational depositories.

Global Legal Survey                 With respect to each market in which
-------------------
State Street Bank and
(annually)                    Trust Company offers custodial services,
                              opinions relating to whether local law
                              restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities
                              System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities
                              System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements             Copies of the subcustodian contracts
-----------------------
                              State Street Bank and
(annually)                    Trust Company has entered into with each
                              subcustodian in the markets in which State
                              Street Bank and  Trust Company offers
                              subcustody services to its US mutual fund clients.

Network Bulletins (weekly):         Developments of interest to investors in
                              the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as            With respect to markets in which
                              State Street Bank and Trust
Necessary):                   Company offers custodial services which exhibit
                              special custody risks, development which may impact State Street's ability to deliver expected levels of service.

                    SCHEDULE D - As of November 8, 2000



VISION MONEY MARKET FUND;
VISION NEW YORK TAX-FREE MONEY MARKET FUND;
VISION TREASURY MONEY MARKET FUND;
VISION INSTITUTIONAL PRIME MONEY MARKET FUND
VISION U.S. GOVERNMENT SECURITIES FUND;
VISION NEW YORK MUNICIPAL INCOME FUND;
VISION LARGE CAP VALUE FUND (PREVIOUSLY, VISION EQUITY INCOME FUND); VISION LARGE CAP GROWTH FUND;
VISION LARGE CAP CORE FUND;
VISION INSTITUTIONAL LIMITED DURATION U.S. GOVERNMENT FUND;
VISION INTERNATIONAL EQUITY FUND;
VISION SMALL CAP STOCK FUND;
VISION MANAGED ALLOCATION FUND - CONSERVATIVE GROWTH;
VISION MANAGED ALLOCATION FUND - MODERATE GROWTH;
VISION MANAGED ALLOCATION FUND - AGGRESSIVE GROWTH;
VISION PENNSYLVANIA MUNICIPAL INCOME FUND;
VISION MID CAP STOCK FUND (PREVIOUSLY, VISION GROWTH AND INCOME FUND); AND VISION INTERMEDIATE TERM BOND FUND.

                           FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's (as named below) account(s) upon the receipt of a payment order in compliance with the selected Securities Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complied with the Securities Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8.    AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PEROVISIONAL PAYMENTS:
When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours notice which may be delivered through State Street's proprietary information system, such as, but not limited to Horizon and GlobalQuest(R), or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

                           FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[  ] SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participating is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

[  ] Standing Instructions
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of brokers that State Street has determined as used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[  ] Remote Batch Transmission
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[  ] Global Horizon Interchangesm Funds Transfer Service
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is mot appropriate for Clients who have low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[  ] Telephone Confirmation (Callback)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction.
Selection of this alternative if appropriate for Clients who do not have the capability to use other security procedures.

 [  ] Repetitive Wires
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[  ] Transfers Initiated by Facsimile
This Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client. We provide this option for Clients who wish to bath wire instructions and transmit these as a group to State Street Mutual Fund Services one or several times a day.


[  ] Automated Clearing House (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[  ] Global Horizon Interchange Automated Clearing House Service
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[  ] Transmission from Client PC to State Street Mainframe with Telephone
Callback

[ ] Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[  ] Transmission from DST Systems to State Street Mainframe with Encryption

[  ] Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective for payment orders initiated by our organization.

Key Contact Information

Whom shall be contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                       ALTERNATE CONTACT


Name                                      Name


Address                                   Address


City/State/Zip Code                       City/State/Zip Code


Telephone Number                          Telephone Number


Facsimile Number                          Facsimile Number


SWIFT Number


Telex Number

                           FUNDS TRANSFER ADDENDUM

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Company     Vision Group of Funds
       -----------------------------------------------------

Investment Adviser
                  ------------------------------------------

Authorized Initiators
      Please Type or Print

Please provide a listing of Fund officers or other individuals are currently authorized to INITIATE wire transfer instructions to State Street:

NAME                          TITLE (Specify whether position     SPECIMEN
SIGNATURE
                              is with Fund or Investment
                              Adviser)











Authorized Verifiers
      Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non repetitive wire instructions:

NAME                        CALLBACK PHONE NUMBER     DOLLAR LIMITATION (if
any)












                                 STATE STREET
                          Vision Group of Funds
        Custody, Accounting and Fund Administration Fee Schedule


CUSTODY AND FUND ACCOUNTING SERVICES:

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor
corporate  actions.   Report  portfolio   positions.   Maintain  investment
ledgers,   provide  selected  general  ledger  reports,   provide  selected
portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

Fund administration services:

Reporting/
Audit Coordination:     Semi-annual and annual financial statement
                  preparation, NSAR preparation and filing, drafting of Form 24 notice, audit co-ordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting

Performance:      Total returns (before and after tax) and SEC Yield
                  calculation oversight

Treasury Services:      Expense budgeting and invoice processing,
                  distribution forecasting, NAV oversight

-------------------------------------------------------------------------
                                  Fees
-------------------------------------------------------------------------

The fee below is an annual charge, billed and payable monthly, based on average monthly net assets.

Domestic Custody (Global schedule attached - Exhibit 1)
      First $250 Million                  .50 BP
      Next $250 Million                   .33 BP
      Excess                              .25 BP

Fund Accounting and Fund Administration (Domestic and Global)
                                          4.5 BP

Out of Pocket
Domestic    Waived
Global            Bill as incurred

-------------------------------------------------------------------------

                                 Payment

-------------------------------------------------------------------------
The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

VISION GROUP OF FUNDS                     STATE STREET

BY:  /s/ Beth S. Broderick                BY: /s/ Michael E. Hagerty
   ---------------------------------         ---------------------------------
TITLE:  Vice President                    TITLE:  Senior Vice President
DATE: March 22, 2001                      DATE:  April 2, 2001

                                 STATE STREET

                       Global Custody Fee Schedule
                          Vision Group of Funds


Custody: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

COUNTRY       HOLDING   TRANSACTION       COUNTRY     HOLDING     TRANSACTION
            CHARGES IN    CHARGES                     CHARGES IN    CHARGES
            BASIS POINTS (PER TRADE)                  BASES POINTS (PER TRADE)
            (ANNUAL FEE)                              (ANNUAL FEE)

Argentina      35.0        $125           Lebanon        40.0        $100
Australia       5.0         $25           Lituania       35.0         $50
Austria        10.0         $25           Luxembourg     35.0        $100
Bahrein        50.0        $150           Malaysia       15.0         $50
Bangladesh     45.0        $125           Mauritius      45.0        $125
Belgium        10.0         $50           Mexico         15.0         $50
Bermuda        65.0        $150           Morocco        35.0        $100
Bolivia        45.0        $125           Namibia        45.0        $125
Botswana       40.0        $150           Netherlands    15.0         $50
Brazil         35.0        $100           New Zealand     5.0         $25
Bulgaria       50.0        $100           Norway         15.0         $50
Canada          3.0         $25           Oman           65.0        $150
Chile          40.0        $100           Pakistan       45.0        $125
China          35.0        $100           Peru           45.0        $125
Colombia       45.0        $150           Philippines    15.0         $50
Croatia        50.0        $100           Poland         45.0        $125
Cyprus         45.0        $125           Portugal       15.0         $50
Czech Republic 35.0        $100           Romania        75.0        $100
Denmark         5.0         $25           Russia         55.0        $300
Ecuador        35.0        $100           Singapore      15.0         $50
Egypt          35.0        $100           Slovakia       45.0        $125
Estonia        50.0         $50           Slovak Republic45.0         $75
Euroclear       5.0         $25           Slovania       75.0        $100
Finland        15.0         $60           South Africa    5.0         $25
France          6.0         $25           South Korea    45.0        $125
Germany         5.0         $25           Spain          15.0         $50
Ghana          35.0        $100           Sri Lanka      35.0        $100
Greece         45.0        $125           Swaziland      75.0        $200
Hong Kong       9.0         $50           Sweden         15.0         $50
Hungary        45.0        $125           Switzerland     5.0         $25
Iceland        35.0         $50           Taiwan         35.0        $100
India          45.0        $125           Thailand       15.0         $50
Indonesia      15.0         $50           Trinidad &
                                          Tobago         35.0        $100
Ireland        15.0         $50           Tunisia        45.0        $125
Israel         35.0        $100           Turkey         35.0        $100
Italy           5.0         $25           Ukraine        75.0        $300
Ivory Coast    75.0        $150           United Kingdom  5.0         $25
Jamaica        45.0        $125           Uruguay        45.0        $125
Japan           5.0         $25           USA                     Refer to
Domestic
                                                                    Fee
Schedule
Jordan         45.0        $125           Venezuela      45.0        $125
Kenya          35.0        $100           Zambia         35.0        $100
Latvia         65.0         $50           Zimbabwe       35.0        $100

          REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

      ADDENDUM to that certain Custodian Agreement dated as of November 8, 2000 (the "Custodian Agreement") between Vision Group of Funds (the "Customer") and State Street Bank and Trust company.

      State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street"), has developed and utilizes proprietary accounting and other systems in conjunctions with the custodian services which we provide to you. In this regard, we maintain certain information in databases under our control and ownership which we make available to our customers (the "Remote Access Services").

The Services

      State Street agrees to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Agreement ("Authorized Designees") with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

      You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

      Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee
Schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

      The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Service and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

      You agree to use the Remote Access Services only in connection with the proper purposes of this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the system or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

      You agree that neither you nor your Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

      You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

      State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information, obtained from third parties, the System and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

      State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party supplier to do likewise. You will be likewise for your systems.

      EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF
MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.


Infringement

      State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to the System to use of the Remote Access Services by you under this Agreement constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Agreement without further obligation.

Termination

      Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty
(30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any custodian agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

      This Agreement and the exhibits hereto constitute our entire understanding with respect to access to the System and the Remote Access Services. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      Should you wish to avail yourself of the System and the Remote Access Services, please sign and return one copy of this letter. If you do not sign and return one copy of this letter we will deem your and your Authorized Designees' continued use of the System and the Remote Access Services to be your acceptance of these terms.


                                  EXHIBIT A
                                      to
            REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

                                  IN~SIGHTSM
                          System Product Description

In~SightSM provides information delivery and on-line access to State Street. In~SightSM allows users a single point of entry into the many views of data created by the diverse system and applications. Reports and data from system such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics can be accessed through In~SightSM . This Internet-enabled application is designed to run from a Web browser and perform across loss-speed data line or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the client roll out, as it is viewed as the information delivery system that will grow withy State Street's customers.